SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 17, 2003
                                                         ----------------


                               CYTOGEN CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   000-14879                  222322400
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


650 College Road East, 3rd Floor, Princeton, NJ                         08540
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



                                 (609) 750-8200
                       -----------------------------------
                         (Registrant's telephone number,
                              including area code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Item 5.     Other Events and Required FD Disclosure.

Product Update

On January 17, 2003, Cytogen Corporation (the "Company") and DRAXIMAGE Inc. ("DRAXIMAGE"), the radiopharmaceutical subsidiary of DRAXIS Health Inc., jointly issued a press release reporting that the production and sales of the Palladium version of BrachySeed(TM) have been halted for an unspecified period of time. Production and sales of the Iodine-125 version of BrachySeed are continuing unchanged.

BrachySeed Pd-103 was launched commercially by Cytogen in May 2002 and is still in its early launch phase. Cytogen and DRAXIMAGE are discussing ways to resolve issues surrounding Palladium BrachySeed production and sales.

In December 2000, Cytogen entered into a 10-year agreement with DRAXIMAGE to market and distribute BrachySeed Iodine and Palladium implants in the United States for the treatment of prostate cancer in exchange for a transfer price on seeds sold plus royalties on sales and certain milestone payments. Both companies' decision to enter the brachytherapy field together was predicated on the successful launch of both the Iodine and Palladium brachytherapy products.

Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of such press release is qualified in its entirety by reference to such document.

     Item 7.     Financial Statements, Pro Forma Financial Information and
                 Exhibits.

     (c)  Exhibits.

              Exhibit No.    Description
              -----------    -----------
                 99.1        Press release of the Company dated January 17, 2003

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Cytogen Corporation



                                       By:  /s/ Michael D. Becker
                                           -------------------------------------
                                           Michael D. Becker
                                           President and Chief Executive Officer


Date:  January 17, 2003